UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 12, 2005

WFS Financial Inc
(Exact Name of Registrant as Specified in its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	000-26458 (Commission File Number)	33-0291646 (I.R.S. Employer Identification No.)
23 Pasteur, Irvine, California 92618-3804
(Address of Principal Executive Offices) (Zip Code)
(949) 727-1002
(Registrant’s telephone number,
including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.
     On December 12, 2005, the Compensation Committees of the Westcorp, WFS Financial Inc and Western Financial Bank Boards of Directors, as applicable (the “Committees”), approved annual cash bonus awards pursuant to the variable pay bonus program and/or special cash bonus awards to each of the named executive officers in the following aggregate amounts:

Name	Title	Amount
Ernest S. Rady	Chairman of the Board and Chief Executive Officer of Westcorp and Western Financial Bank, Chairman of the Board of WFS Financial Inc	$1,000,000

Thomas A. Wolfe	President of Westcorp, President and Vice Chairman of Western Financial Bank, President and Chief Executive Officer of WFS Financial Inc	$1,530,000

Robert J. Costantino	Executive Vice President, Chief Financial Officer and Chief Operating Officer of Westcorp and Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer of WFS Financial Inc and Western Financial Bank	$203,000

William Katafias	Senior Vice President and National Production Manager of WFS Financial Inc	$192,000

Dawn M. Martin	Senior Vice President and Chief Information Officer of Westcorp, Executive Vice President and Chief Information Officer of WFS Financial Inc and Western Financial Bank	$157,000
The Committees also approved annual cash bonus awards pursuant to the variable pay bonus program and/or special cash bonus awards for the companies’ other executive officers totaling an aggregate of $1,320,000.
The compensation for Ernest Rady will be paid by Western Financial Bank. The compensation of Thomas Wolfe, Robert Costantino, William Katafias, and Dawn Martin will be paid by WFS Financial Inc. Compensation for officers who are officers of more than one company will be allocated as part of a management agreement based upon time spent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WFS FINANCIAL INC, a California corporation
Date: December 16, 2005	By:	/s/ Robert J. Costantino
Robert J. Costantino
Senior Executive Vice President, Chief Financial Officer and Chief Operations Officer